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                              CONSULTING AGREEMENT



     AGREEMENT made as of this 16th day of April, 1996 by and between Creative Learning Products, Inc., a New Jersey corporation ("CLPI"), and Lyle K. Pfeffer (the "Consultant").

     WHEREAS, CLPI's Common Stock, no par value (the "Common Stock"), is traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System;

     WHEREAS, the Consultant is engaged in the business of providing consulting services with respect to financial public relations and investor relations; and

     WHEREAS, CLPI desires to engage the Consultant to provide financial public relations services and investor relations services for CLPI, and CLPI is willing to render such services, on the terms and conditions as hereinafter more fully set forth.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. CLPI hereby engages and retains the Consultant, and the Consultant hereby accepts such engagement and retention, to render to CLPI the consulting services hereinafter described in Section 2 hereof for a period commencing on the date hereof and terminating April 15, 1998 (the "Term"), unless terminated sooner as provided in Section 6 hereof.

     2. The Consultant's services hereunder shall consist of consultations with the officers and directors of CLPI with respect to CLPI's relationships with its shareholders, potential investors in CLPI and industry securities analysts, as CLPI may from time to

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time reasonably request during the Term, but not with respect to the offer or sale of securities in a capital raising transaction. The services to be rendered by the Consultant shall include, but not be limited to, coordinating and arranging "road shows" or individual meetings at which representatives of CLPI shall meet with its shareholders, potential investors in CLPI and industry securities analysts; and assisting in the dissemination of appropriate information with respect to CLPI and its subsidiaries.

     3. In full consideration for the services to be rendered by the Consultant to CLPI, CLPI shall (a) pay to the Consultant a fee of $266,667, said fee to be payable at anytime during the period between the date hereof and September 30, 1996 at the discretion of CLPI, but not later than the date on which, on a cumulative basis, CLPI has received at least $3,000,000 in gross proceeds from third party financings after the date hereof; and (b) issue to the Consultant a warrant (the "Warrant") to purchase 2,000,000 shares of the Common Stock at an exercise price of $.75 per share. CLPI shall register the Warrant and the shares of the Common Stock underlying the Warrant (the "Underlying Shares") under the Securities Act Form S-8. The Consultant represents and warrants that he is acquiring the Warrant and, if the Underlying Shares are issued to him before such time as the Underlying Shares are so registered under the Securities Act, the Underlying Shares for investment purposes only, and not with a view to, or in connection with the resale or distribution thereof. CLPI represents that, upon issuance, the Underlying Shares shall be fully paid and non-



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assessable and shall be free and clear of all security interests, liens and encumbrances arising from acts of CLPI. The Warrant and/or the Underlying Shares shall not be subject to termination or forfeiture upon termination of this Agreement under Section 6 thereof, except that CLPI may prorate the number of shares of the Underlying Shares if CLPI terminates this Agreement for Cause under Section 6 thereof. The number of shares of the Underlying Shares as to which the Warrant may be exercised after any such termination by CLPI shall be the product of 2,000,000 and a fraction, the numerator of which shall be the number of days of the Term which have elapsed prior to the effective date of termination and the denominator of which shall be 730.

     4. The Consultant shall be entitled to reimbursement by CLPI for such reasonable out-of-pocket expenses as the Consultant may incur in performing services under this Agreement and for which he furnishes appropriate documentation to CLPI in accordance with the regulations of the Internal Revenue Service and the policies of CLPI.

     5. All final decisions with respect to actions to be taken by CLPI based upon the Consultant's advice shall be those of CLPI.

     6. This Agreement shall terminate prior to the expiration of the Term upon the earliest of the events specified below:

             a. by CLPI, upon notice to the Consultant, for Cause, which shall be defined, for purposes of this subsection (a), as the Consultant (i) being convicted of a felony under the laws of any state or the United States, whether directed toward CLPI or its


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subsidiaries or otherwise, or (ii) committing larceny, embezzlement or other act of fraud or dishonesty against CLPI or its subsidiaries, or (ii) using CLPI's or its subsidiaries' facilities or premises for the conduct of illegal or unlawful activities, transactions or businesses; or

             b. by either party, upon notice to the other, for Cause, which shall be defined for purposes of this subsection (b) as the other party's material breach of any of its or his covenants and agreements hereunder and the failure to cure such breach within 30 days after notice thereof.

     7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflict of laws. Any controversy or claim arising out of, or relating to, this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The parties hereto consent to the personal jurisdiction of the Federal and State courts located in the County of New York, State of New York.

     8. This Agreement may not be, and shall not be deemed or construed to have been, modified, amended, rescinded, canceled or waived in whole or in part, except by written instruments signed by the parties hereto.

     9. Any and all notices or other communications or deliveries required or permitted to be given or made shall be in writing and


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delivered personally, or sent by certified or registered mail, return receipt requested and postage prepaid, or sent by overnight courier service as follows:

                     If to CLPI, at:

                     150 Morris Avenue
                     Suite 205
                     Springfield, NJ 07081
                     Attention: Mr. Peter J. Jegou,
                                Chairman, President and Chief Executive
                                Officer

                     With a copy to:

                     Gold & Wachtel, LLP
                     110 East 59th Street
                     New York, New York  10022
                     Attention:  Robert W. Berend, Esq.

                     If to the Consultant, at:
                     3 Park Avenue
                     New York, New York  10016


or at such other address as any party may specify by notice given to such other party in accordance with this Section 9. The date of giving of any such notice shall be the date of hand delivery, two (2) days after the date of the posting of the mail or the date when deposited with the overnight courier.

     10. Each party will be and act as an independent contractor and not as agent or partner of, or joint venturer with, the other party for any purpose, and no party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other parties.

     11. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in


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respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

     12. This Agreement shall inure to the benefit of, be enforceable by, and shall be binding upon the parties and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.

                                    CREATIVE LEARNING PRODUCTS, INC.


                                    By:
                                        --------------------------------
                                          Chairman, President and
                                          Chief Executive Officer


                                        --------------------------------
                                          LYLE K. PFEFFER